Exhibit 99.1

Contact:	Allen & Caron Inc	RITA Medical Systems, Inc.
	Jill Bertotti (investors)	Don Stewart, Chief Financial Officer
	Len Hall (media)	Stephen Pedroff, VP Marketing Comm.
	949-474-4300	650-314-3400
	jill@allencaron.com	dstewart@ritamed.com
	len@allencaron.com	spedroff@ritamed.com

RITA MEDICAL SYSTEMS ANNOUNCES FAVORABLE BLUE CROSS AND BLUE

SHIELD ASSOCIATION TECHNOLOGY EVALUATION CENTER ASSESSMENT OF

RADIOFREQUENCY LIVER CANCER TREATMENT

Medical Advisory Panel Review Finds Radiofrequency Ablation for the Treatment of

Unresectable Primary Liver Tumors Meets Evaluation Criteria

Mountain View, Calif., November 13, 2003 . . . RITA Medical Systems, Inc. (Nasdaq: RITA) today announced that the Blue Cross and Blue Shield Association Technology Evaluation Center (TEC) has completed a review of the scientific data supporting radiofrequency ablation (RFA) and found that the treatment meets the Medical Advisory Panel’s evaluation criteria as therapy for unresectable hepatic malignancies. The TEC provides technology assessment services to independent Blue Cross and Blue Shield member plans, as well as other subscriber payors. The assessment is a resource for medical directors and review committees when evaluating new technology.

Lynn Saccoliti, Vice President of Reimbursement Affairs for RITA Medical Systems stated, “Positive evaluation from the Blue Cross and Blue Shield TEC is a significant milestone for RITA. Because of the stringent clinical review process and high standards maintained by the TEC, many healthcare decision makers, including managed care and private pay organizations as well as Medicare medical directors rely on these assessments when evaluating new technologies.”

The TEC is nationally recognized for leadership in producing evidence-based technology assessments. RITA believes the recent endorsement is a strong clinical indicator that patients benefit from RFA treatment, and the Company’s products. TEC staff members have published articles in peer-reviewed medical journals, including the Journal of the National Cancer Institute and the Journal of the American College of Surgeons.

Founded in 1985, the TEC pioneered the development of scientific criteria for assessing medical technologies through comprehensive reviews of clinical evidence to determine whether a technology improves health outcomes. The TEC is comprised of an eighteen member Medical

Advisory Panel that includes independent nationally recognized experts in technology assessment, clinical research, and medical specialties including Oncology.

MORE-MORE-MORE

RITA MEDICAL SYSTEMS ANNOUNCES FAVORABLE BLUE CROSS AND BLUE SHIELD ASSOCIATION TECHNOLOGY EVALUATION CENTER ASSESSMENT

Page 2-2-2

Joseph DeVivo, President and CEO of RITA Medical Systems, commented, “We are pleased with the results of the TEC assessment, and we expect to continue to expand the market for RFA by achieving key milestones in reimbursement initiatives, technology development, regulatory approval, and positive clinical outcomes.”

About RITA Medical Systems, Inc.

RITA Medical Systems develops, manufactures and markets innovative products for patients with solid cancerous or benign tumors. The proprietary RITA system uses radiofrequency energy to heat tissue to a high enough temperature to ablate it or cause cell death. While the Company’s current focus is on liver cancer and metastatic bone cancer, the Company believes that its minimally invasive technology may in the future be applied to other types of tumors, including tumors of the lung, breast, uterus, prostate and kidney. The Company has received regulatory clearance in major markets worldwide, including the United States. In March 2000, RITA became the first radiofrequency ablation company to receive specific FDA clearance for unresectable liver lesions in addition to its previous general FDA clearance for the ablation of soft tissue. In October 2002, RITA again became the first company to receive specific FDA clearance, this time, for the palliation of pain associated with metastatic lesions involving bone.

The statements in this news release related to the growth of insurance coverage for RFA treatment, clinical outcomes and the achievement of key milestones and regulatory approvals are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Information regarding these risks is included in the Company’s filings with the Securities and Exchange Commission.

# # # #